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                                                                    Exhibit 23.6

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NewMil Bancorp, Inc. of our report dated July 19, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, and the Form 10-K, both of which are incorporated by reference herein. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
September 13, 2000